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                                                                Exhibit 10.17

                     TRANSITION AGREEMENT AND MUTUAL RELEASE


        This Transition Agreement and Mutual Release ("Agreement") is made by and between Anergen, Inc. (the "Company"), and John W. Varian ("Executive").

        WHEREAS, Executive was employed by the Company.

        WHEREAS, the Company and Executive have mutually agreed to terminate the employment relationship with the Company as of April 30, 1997 (the "Effective Date") and to release each other from any claims arising from or related to the employment relationship.

        NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the "Parties") hereby agree as follows:

        1. Resignation. Executive shall resign from his position as Vice President, Finance and Chief Financial Officer of the Company effective as of the Effective Date.

        2. Consideration.

               (a) Salary. The Company will pay Executive on the Effective Date all salary earned through the Effective Date less applicable withholding. In addition, the Company agrees to pay to Executive on the Effective Date in lieu of any other compensation payable a lump sum of One Hundred Thirteen Thousand Two Hundred Fifty Dollars ($113,250) (less applicable withholding). The Executive will not participate in any bonus plan or any other executive compensation program other than as provided in this Section.

               (b) Benefits. Executive's COBRA benefit period shall begin on May 1, 1997. Through October 31, 1997, the Company shall pay the cost of Executive's COBRA coverage. Notwithstanding the foregoing, in the event comparable benefits (including pregnancy and child birth coverage) are provided by other employment during the foregoing period, Executive shall immediately notify the Company, and the Company will no longer be obligated to pay the cost of Executive's COBRA coverage beginning on the first day of the month next following the notification. The Company shall pay the annual premium for the term insurance on Executive's life, which will become due on approximately September 30, 1997.

               (c) Stock Options. The Company shall amend all of Executive's Incentive Stock Option Agreements effective as of the date hereof to (i) accelerate and immediately vest Executive with all options to acquire shares of the Company's Common Stock which were unvested as of such date, and (ii) extend the period of exercisability of all options to acquire shares of the Company's Common Stock to two (2) years from the Effective Date. Executive acknowledges that such amendment to his Incentive Stock Option Agreements will convert all such options from Incentive

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Stock Options as defined under Section 422 of the Internal Revenue Code into
Nonstatutory Stock Options. No stock options will be granted to Executive for fiscal year 1996 or 1997 performance. The exercise of the options herein will continue to be subject to all of the provisions of the Incentive Stock Option Agreement.

               (d) Conferences. The Company shall pay the registration fees for Executive's attendance at the ABFO Conference to be held in San Diego, California, June 3-6, 1997. The Company shall reimburse Executive for all reasonable expenses incurred by him in attending the ABFO Conference such as airfare, hotel and meals. All such expense reimbursement requests must be submitted in standard expense report format and are subject to standard review for reasonableness.

                      The Company confirms that it has paid the registration fees and airfare for Executive's attendance at the BIO conference to be held in Houston, Texas, June 8-13, 1997. All other expenses incurred by Executive in attending the BIO conference shall be his responsibility, subject to payment by the Company pursuant to Paragraph 13 below.

               (e) Vacation Pay; Expense Reimbursement. Within three (3) business days following the Effective Date, the Company shall pay to Executive all accrued but unused vacation time and all reasonable and appropriate expense reimbursement requests which have been submitted in standard expense report format.

        3. Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the date of this Agreement.

        4. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns to the extent permitted by law and the articles of incorporation or bylaws of the Company, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation,

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               (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

               (b) any and claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

               (e) any and all claims for violation of the federal, or any state, constitution;

               (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

               (g) any and all claims for attorneys' fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or any of Executive's Stock Option Agreements.

        5. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO

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               EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
               KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH
               THE DEBTOR.

        Executive and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        6. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

        7. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees that he will not apply for employment with the Company, its subsidiaries or related companies, or any successor.

        8. Confidentiality. The Parties represent and warrant that they have not disclosed to anyone other than their attorneys, tax advisors or Executive's spouse the proposed monetary consideration involved in the negotiations that led to this Agreement or the terms of this Agreement, and except that they may provide testimony or documents pursuant to a valid subpoena as provided for below, the parties agree that they will keep the existence of this Agreement and the terms and amounts contained in this Agreement completely confidential and will not hereafter disclose any information contained in this Agreement to anyone, other than to their attorneys, Executive's spouse or tax advisors, and, as for the Company, those who have a reasonable business-related need to know such information, and in each instance only if each said person to whom disclosure is made first agrees to maintain full confidentiality in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Parties may make disclosure as may be required by Rules and Regulations of the Securities and Exchange Commission or other governmental agency.

        9. No Cooperation. Executive agrees he will not act in any manner that might materially damage the business of the Company. Executive agrees that he will not counsel, cooperate with or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. If served with any subpoena requiring the giving of testimony or documents related to the matters covered by this Agreement, a party hereto or his or its attorney will give written notice of same to the other party within five (5) working days of receipt of such subpoena, providing that such notice shall in no event be received less than seventy-two (72) hours before the obligation to testify or produce documents matures, unless the subpoena does not afford such time, in which case notice shall be given immediately. Notwithstanding the foregoing, Executive shall not be precluded from accepting employment with a company which may compete

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fairly and non-tortiously with the Company, nor shall it preclude Executive from performing the normal duties which may be required by such employment.

        10. Non-Disparagement. Each Party agrees to refrain from any disparagement, criticism, defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Executive will be directed to the Company's Human Resources Consultant. The Company's Human Resources Consultant shall stress the positive aspects of Executive's employment with the Company, and shall not disparage, criticize. defame, liable or slander Executive.

        11. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Executive under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Executive's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

        12. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

        13. Costs. Except as set forth in this Paragraph 13, the Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement. Executive shall submit to the Company invoices for (i) the expenses incurred in attending the BIO conference in Houston, Texas (in addition to the registration fees and airfare already paid by the Company), (ii) costs in maintaining a home office, and (iii) attorney's fees and costs incurred in negotiating this Agreement. The Company shall pay all such submitted invoices direct to the respective vendors up to an aggregate of $3,500.

        14. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Mateo County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs. Any litigation brought in

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connection with this Agreement shall be filed and maintained in the California
Superior Court for the County of San Mateo.

        15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        16. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement. The titles contained in this Agreement are for the convenience of the parties, are not part of this Agreement and shall not be used in interpreting its terms.

        17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, it shall be adjusted, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible; and this Agreement shall continue in full force and effect with such adjusted provision, or if necessary, without said provision.

        18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's relationship with the Company, the termination thereof, and his compensation by the Company.

        19. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the President of the Company.

        20. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles.

        21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        22. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:


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               (a)    They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.


ACCEPTED AND AGREED TO:


Dated: April __, 1997                 By
                                         ---------------------------------------
                                          Barry M. Sherman, M.D.
                                          President and Chief Executive Officer



                                                   EXECUTIVE



Dated: April 14, 1997                     --------------------------------------
                                                    John W. Varian